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                                                                    EXHIBIT 99.6

We hereby consent to the use in the Registration Statement of webMethods, Inc. on Form S-4 and in the Proxy Statement/Prospectus of webMethods Inc. and Active Software, Inc., which is part of the Registration Statement, of our opinion dated May 20, 2000 appearing as Annex B to such Proxy Statement/Prospectus, to the description therein of such opinion and to the references therein to our name. In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations promulgated thereunder.

                                             MORGAN STANLEY & CO.
                                             INCORPORATED

                                             By: /s/ COLE R. BADER
                                                ---------------------
                                                Cole R. Bader
                                                Vice President

New York, New York
June 15, 2000